UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

SCHEDULE 14A

(Rule 14a-101)

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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AAC HOLDINGS, INC.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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200 POWELL PLACE

BRENTWOOD, TENNESSEE 37027

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held May 15, 2018

Dear Fellow Stockholder:

You are cordially invited to attend the 2018 Annual Meeting of Stockholders (the “Annual Meeting”) of AAC Holdings, Inc., to be held on Tuesday, May 15, 2018, at 2:00 p.m. (Central Time), at our corporate headquarters located at 200 Powell Place, Brentwood, Tennessee 37027.

We are holding the Annual Meeting for the following purposes:

(1)	To elect Michael J. Blackburn, Jerry D. Bostelman, Lucius E. Burch, III, Michael T. Cartwright, W. Larry Cash, Darrell S. Freeman, Sr., David W. Hillis, Sr. and David C. Kloeppel as directors to hold office until the 2019 annual meeting of stockholders and until their respective successors are elected and qualified;

(2)	To ratify the appointment of BDO USA, LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2018; and

(3)	To transact any other business that properly comes before the Annual Meeting or any adjournment thereof.

The matters to be acted upon at the Annual Meeting are more fully described in the Proxy Statement and related materials. We are not aware of any other business to be transacted at the Annual Meeting.

Only stockholders of record on our books at the close of business on March 19, 2018 are entitled to notice of and to vote at the Annual Meeting or any adjournments or postponements thereof.

We are mailing to each of our stockholders a paper copy of the Proxy Statement, our 2017 Annual Report to Stockholders and a proxy card. Our 2017 Annual Report to Stockholders is not part of the proxy solicitation materials. The Proxy Statement and our 2017 Annual Report to Stockholders are available online at proxyvote.com. Please read the enclosed materials carefully.

By order of the Board of Directors,

Michael T. Cartwright Chairman, Director and Chief Executive Officer

IMPORTANT

WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING IN PERSON, TO ASSURE THE PRESENCE OF A QUORUM, PLEASE COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY CARD AS PROMPTLY AS POSSIBLE. IF YOU ATTEND THE MEETING AND WISH TO VOTE YOUR SHARES PERSONALLY, YOU MAY DO SO AT ANY TIME BEFORE THE PROXY IS EXERCISED.

i

AAC Holdings, Inc.

200 Powell Place

Brentwood, Tennessee 37027

PROXY STATEMENT

2018 Annual Meeting of Stockholders

AAC Holdings, Inc. (the “Company”) is soliciting proxies, and your vote is very important to us. For this reason, the Board of Directors (the “Board” or “Board of Directors”) of the Company requests that you allow your shares to be represented at the 2018 Annual Meeting of Stockholders (the “Annual Meeting”) by the proxies named on the enclosed proxy card. In connection with our solicitation of proxies, we are mailing this Proxy Statement, the enclosed proxy card and our 2017 Annual Report to our stockholders beginning on or about April 13, 2018. The Annual Meeting will be held at the Company’s corporate headquarters located at 200 Powell Place, Brentwood, Tennessee 37027, on Tuesday, May 15, 2018, at 2:00 p.m. (Central Time).

Information About The Meeting

Record Date

The close of business on March 19, 2018 has been fixed as the record date for the determination of stockholders entitled to vote at the Annual Meeting. As of such date, we had 70,000,000 authorized shares of common stock, $0.001 par value per share (“Common Stock”), of which 24,446,214 shares were outstanding and entitled to vote, and 5,000,000 authorized shares of preferred stock, $0.001 par value per share, of which no shares were outstanding. Common Stock is our only outstanding class of voting stock. Each share of Common Stock will be entitled to one vote on each matter to be voted upon at the Annual Meeting.

Quorum Requirements

A majority of the shares of Common Stock outstanding as of the close of business on March 19, 2018 and entitled to vote is required to constitute a quorum. Shares of Common Stock present by attendance or represented by proxy (including abstentions and broker non-votes) will be counted for purposes of determining the presence of a quorum at the Annual Meeting. If a quorum is not present at the time of the Annual Meeting, the chairman of the Annual Meeting or the stockholders entitled to vote, present in person or represented by proxy, shall have the power to adjourn the Annual Meeting until a quorum shall be present or represented by proxy. The Annual Meeting may be adjourned from time to time, whether or not a quorum is present, by the chairman of the Annual Meeting or the affirmative vote of a majority of the votes present, represented in person or by proxy, and entitled to be cast at the Annual Meeting.

Proposals

Stockholders will be voting on the following matters:

(1)	Election of Michael J. Blackburn, Jerry D. Bostelman, Lucius E. Burch, III, Michael T. Cartwright, W. Larry Cash, Darrell S. Freeman, Sr., David W. Hillis, Sr. and David C. Kloeppel as directors to hold office until the 2019 annual meeting of stockholders and until their respective successors are elected and qualified;

(2)	Ratification of the appointment of BDO USA, LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2018; and

(3)	Such other business that properly comes before the Annual Meeting or any adjournment thereof.

Board Recommendation

Our Board of Directors recommends that you vote:

(1)	FOR the election of the nominees named in this Proxy Statement as directors to hold office until the 2019 annual meeting of stockholders and until their respective successors are elected and qualified; and

(2)	FOR the ratification of the appointment of BDO USA, LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2018.

Voting Procedures

If a quorum is present at the Annual Meeting, the outcome of the proposals set forth in the Notice of Annual Meeting will be determined as follows:

•	With respect to Proposal 1 (Election of Directors), each director nominee will be elected if he receives a plurality of the votes of the shares of Common Stock present, in person or represented by a proxy, and entitled to vote at the Annual Meeting; and

•	With respect to Proposal 2 (Ratification of the Appointment of BDO USA, LLP), this proposal will be approved if it receives the affirmative vote of a majority of the shares of Common Stock present, in person or represented by a proxy, and entitled to vote at the Annual Meeting.

With respect to Proposal 1, you may vote “FOR” a director nominee or may “WITHHOLD” your vote for a director nominee. Withheld votes will be treated as present at the meeting for purposes of establishing a quorum for the meeting and for purposes of the vote on the particular matter. A withheld vote will have no effect on Proposal 1.

With respect to Proposal 2, you may vote “FOR” or “AGAINST” such matter or may “ABSTAIN” from voting for such matter. Abstentions will be treated as present at the meeting for purposes of establishing a quorum for the meeting and for purposes of the vote on the particular matter. Abstentions will have the same effect as a vote against Proposal 2.

If your shares are held by a bank, brokerage firm or other nominee, you are considered the “beneficial owner” of shares held in “street name.” In such case, these proxy materials are being forwarded to you by your bank, brokerage firm or other nominee (the “record holder”), along with a voting instruction card. As the beneficial owner, you have the right to direct your record holder how to vote your shares, and the record holder is required to vote your shares in accordance with your instructions. You should follow the voting instructions on any form that you receive from your broker or nominee. The availability of telephone and Internet voting for shares held in street name will depend on your broker’s or nominee’s voting process. Please refer to the instructions in the materials provided in the proxy card provided to you for information on the available voting methods. In addition, as the beneficial holder of shares, you are entitled to attend the Annual Meeting. If you are a beneficial owner, however, you may not vote your shares in person at the meeting unless you obtain a legal proxy, executed in your favor, from the record holder of your shares.

Pursuant to New York Stock Exchange (“NYSE”) Rule 452, if your shares are held in street name and you do not give voting instructions to the record holder, the record holder will not be permitted to vote your shares with respect to Proposal 1, and your shares will be considered “broker non-votes” with respect to these proposals. However, the record holder will be entitled to vote your shares with respect to Proposal 2 even if you do not give voting instructions. We urge you to give voting instructions to your broker or nominee on all proposals.

Broker non-votes will be treated as shares present for quorum purposes, but are not considered votes for or against any proposal. Therefore, broker non-votes will not affect the outcome of any proposal.

If a proxy is properly given prior to or at the Annual Meeting and not properly revoked, it will be voted in accordance with the instructions, if any, given by the stockholder. Subject to the requirements described below, if you sign and submit a proxy without voting instructions with respect to the proposals contained herein, the proxy will be voted:

•	FOR the election of the nominees named in this Proxy Statement as directors to hold office until the 2019 annual meeting of stockholders and until their respective successors are elected and qualified; and

•	FOR the ratification of the appointment of BDO USA, LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2018.

If any other matter properly comes before the Annual Meeting, the persons named as proxies will vote on such matters as recommended by the Board of Directors or, if no recommendation is given, in accordance with their best judgment. We have not received notice of other matters that may properly be presented at the Annual Meeting.

Stockholders who give proxies have the right to revoke them at any time before they are voted by delivering a written request to Kathryn Sevier Phillips, Chief Legal Officer, General Counsel and Secretary, at 200 Powell Place, Brentwood, Tennessee 37027, prior to the Annual Meeting or by submitting another proxy at a later date. The giving of the proxy will not affect the right of a stockholder to attend the Annual Meeting and vote in person.

PROPOSAL 1: ELECTION OF DIRECTORS

Introduction

Our Amended and Restated Bylaws (the “Bylaws”) provide for a Board of Directors consisting of at least one and not more than eleven directors. Our Board is presenting eight nominees for election as directors at our Annual Meeting, seven of whom currently serve as directors on our Board of Directors. Each nominee elected at the meeting will serve a term of office until our 2019 annual meeting of stockholders and until a successor is duly elected and qualified. Each nominee has consented to be a candidate and to serve if elected. Proxies cannot be voted for a greater number of persons than the nominees named.

Qualification of Directors

Each of the Company’s director nominees has demonstrated business acumen, the ability to exercise sound business judgment, and a commitment to serve the Company as a director. In addition, the Company’s director nominees bring a variety of professional backgrounds and experiences, and we believe that each of our director nominees possesses unique qualifications, skills and attributes that complement the performance of the full Board. The experience that each nominee has obtained from his professional background, as set forth below, has qualified him to serve on our Board of Directors.

The following table sets forth biographical information for each nominee designated by our Board of Directors to become a director, the year in which each nominee was first appointed or elected to the Board of Directors and a discussion of factors in each nominee’s experience that the Board views as supporting his service on the Board:

Name and Position	Age	Director Since	Independent	Principal Occupation/Other Directorships

Michael J. Blackburn Director	67	2018	No	Mr. Blackburn is a certified employee assistance professional, licensed alcohol and drug counselor, labor assistance professional and substance abuse professional and is certified in acute traumatic stress management. He formerly served as our Senior Vice President of Business Development, a position that he held from 2012 to December 2017. He previously served as the Partner and Senior Vice President of Treatment Solutions Network (TSN) from 2007 to 2012 until TSN was acquired by us in August 2012. Mr. Blackburn also served as the Director of Members Assistance Program for Teamsters Local 251 in the Providence, Rhode Island area from 2003-2007. Mr. Blackburn served 30 years on the Providence, Rhode Island Fire Department and retired as a Battalion Chief. He remains a member of the Rhode Island Fire and Police Retirees Union. Mr. Blackburn received his certificate in drug and alcohol counseling from the University of Rhode Island. Based on his knowledge of the Company, our business and his extensive experience in the addiction treatment industry, we have determined that Mr. Blackburn is qualified to serve as a director.

Name and Position	Age	Director Since	Independent	Principal Occupation/Other Directorships

Jerry D. Bostelman Director	49	2012	Yes	Mr. Bostelman is chief executive officer of Vaco Holdings, LLC, a professional staffing firm (“Vaco”), which he co-founded in 2002. Prior to co-founding Vaco, Mr. Bostelman was a regional manager for Robert Half International Inc., a provider of staffing services for accounting and finance professionals, where he worked from 1997 through 2001 and prior to that was an auditor for Arthur Anderson. Mr. Bostelman served six years in the Marine Corps Reserves, including a five month active tour of duty in the first Gulf War. The Board of Directors believes that Mr. Bostelman is qualified to serve as a director as a result of his accounting background and his broad management experience serving as regional manager of a national professional staffing firm and as chief executive officer of Vaco.

Lucius E. Burch, III Director	76	2012	Yes	Since 1989, Mr. Burch has served as the chairman and chief executive officer of Burch Investment Group, formerly Massey Burch Investment Group. Mr. Burch began his tenure at Massey Investment Company (the predecessor of Massey Burch Investment Group) as a financial analyst and portfolio manager in 1968. Mr. Burch is also the chairman and chief executive officer of Collateral Guaranty, a credit enhancement fund. Mr. Burch is the former chairman of CoreCivic, Inc. (f/k/a Corrections Corporation of America) (NYSE:CXW), an operator of private prisons and detention centers and has served on numerous private and public company boards. The Board of Directors believes that Mr. Burch is qualified to serve as a director as a result of his extensive knowledge of and experience in the healthcare industry, his prior extensive board experience, including service on the boards of directors of seven companies traded on NYSE, and his general business and financial acumen.

Name and Position	Age	Director Since	Independent	Principal Occupation/Other Directorships

Michael T. Cartwright Chairman, Chief Executive Officer and Director	49	2011	No	Mr. Cartwright has served as Chairman of our Board of Directors since 2011 and currently serves as our Chief Executive Officer, a position he has held since June 2013. Mr. Cartwright has 23 years of experience in the addiction treatment industry. In 2009, Mr. Cartwright co-founded Performance Revolution, LLC (d/b/a FitRx), a company focused on weight management, and served as its chief executive officer until it merged into Forterus, Inc. in 2011. In 1999, he founded Foundations Recovery Network, LLC, a national alcohol and drug treatment company, and served on its Board of Directors and as its president and chief executive officer until 2009. Additionally, in 1995, Mr. Cartwright founded Foundations Associates, a not-for-profit alcohol and drug treatment center in Nashville, Tennessee, and served on its Board of Directors and as its chief executive officer until its purchase by Foundations Recovery Network, LLC in 2007. While at Foundations Associates, Mr. Cartwright conducted over 10 federally funded research studies on dual diagnosis and addiction. Mr. Cartwright also served on the U.S. Senate Help Subcommittee on Substance Abuse and Mental Health Services from 2003 to 2004. Based on his knowledge of the Company, our business and his extensive experience in the addiction treatment industry, we have determined that Mr. Cartwright should serve as Chairman of our Board of Directors.

W. Larry Cash Director	69	2017	Yes	Mr. Cash most recently served as President of Financial Services, Chief Financial Officer and member of the board of directors of Community Health Systems, Inc. (NYSE:CYH) from 1997 until his retirement in May 2017. Prior to his tenure at Community Health Systems, Mr. Cash served as Vice President and Group Chief Financial Officer of Columbia/HCA Healthcare Corporation (NYSE:HCA) from 1996 to 1997, Senior Vice President Finance and Operations of Humana, Inc. (NYSE:HUM) from 1973 to 1996 and as an accountant at PricewaterhouseCoopers from 1970 to 1973. He currently serves on the board of Cross Country Healthcare (Nasdaq: CCRN) and privately owned HealthChannels Inc. For 11 consecutive years, Mr. Cash was recognized as one of the Top 3 CFOs in the healthcare sector by Institutional Investor magazine. Mr. Cash is also a member of the Nashville Health Care Council. The Board of Directors believes that Mr. Cash is qualified to serve as a director as a result of his extensive knowledge of and experience in the healthcare industry, his prior extensive board experience, including service on the boards of directors of companies traded on NYSE and Nasdaq, and his general business and financial acumen.

Name and Position	Age	Director Since	Independent	Principal Occupation/Other Directorships

Darrell S. Freeman, Sr. Lead Independent Director	53	2013	Yes	Mr. Freeman currently serves as the Executive Managing Director of Zycron, Inc., an information technology services and solutions firm he founded in 1991. Mr. Freeman served as the executive chairman of Zycron, Inc. from the company’s formation until April 2017. Mr. Freeman co-founded Tennessee-based Reliant Bank in 2006, and he has served as a board member and a member of the audit and compensation committees of Commerce Union Bancshares, Inc., the holding company for Reliant Bank (Nasdaq:CUBN), since 2006. Since 2016, Mr. Freeman has also served as the chairman of the board of directors of S3 Asset Management, a technology and medical equipment recycling company. Additionally, in 2007 Mr. Freeman co-founded Pinnacle Construction Partners, a construction management firm, and has served as the chairman since 2007. In 2017, Mr. Freeman was appointed to a six-year term on Board of Trustees of Middle Tennessee State University by Governor Bill Haslam. From 2012 to 2016, Mr. Freeman served on the Tennessee Board of Regents. The Board of Directors believes that Mr. Freeman is qualified to serve as a director as a result of his extensive business and financial experience and insight into risk management from his experience co-founding Reliant Bank and his service on its audit committee.

David W. Hillis, Sr. Director	72	N/A	No	Mr. Hillis most recently served as Chairman and Chief Executive Officer of AdCare, Inc. (“AdCare”), which we acquired in March 2018, where he managed services and acquisitions of facilities specializing in alcohol and drug addiction care. Mr. Hillis also served as Chief Executive Officer of AdCare Hospital of Worcester, Inc., a 114-bed hospital in Worcester, Massachusetts, from 1974 until our acquisition of AdCare and as Chairman of AdCare Criminal Justice Services, Inc., a company providing alcohol and drug treatment services to federal, state and county jails and correctional facilities from 1989 until our acquisition of AdCare. Mr. Hillis has served as Chairman of the board of directors of Fallon Community Health Plan since 2003 and sat on the audit, academic affairs and finance committees of the board of trustees of Endicott College from 2005 until 2014. He is also a former member of the board of directors of the Central Massachusetts Chapter of the American Red Cross. Based on his extensive experience in the addiction treatment industry, we have determined that Mr. Hillis is qualified to serve as a director.

Name and Position	Age	Director Since	Independent	Principal Occupation/Other Directorships

David C. Kloeppel Director	48	2013	Yes	Mr. Kloeppel is chairman of Eventa Global, Inc., a travel services company he founded in 2014. Mr. Kloeppel also serves as chief executive officer of Domus Hospitality, LLC, an entity focused on investment in the hospitality industry that he founded in 2013 and as a director of Cloudbeds, a hotel management software company, since 2013. Mr. Kloeppel served as president and chief operating officer of Ryman Hospitality Partners (NYSE:RHP) (f/k/a Gaylord Entertainment Company (NYSE:GET)) from 2009 to 2012; as president and chief financial officer from 2008 to 2009; and as executive vice president and chief financial officer from 2001 until 2008. Prior to joining Gaylord Entertainment Company, he worked in the Mergers and Acquisitions Department at Deutsche Bank in New York, where he served as vice president and was responsible for that department’s activities in the lodging, leisure and real estate sectors. Mr. Kloeppel served as a director of FelCor Lodging Trust Inc. (NYSE:FCH) from 2005 to 2008, and was a member of the audit and compensation committees. Mr. Kloeppel currently serves on the Board of Visitors of the Owen Graduate School of Management at Vanderbilt University and the Board of Trustees at University School of Nashville. The Board of Directors believes that Mr. Kloeppel is qualified to serve as a director as a result of his prior public company executive officer experience, his extensive corporate governance experience as an officer and director of publicly traded companies and his general business and financial acumen.

Vote Required; Recommendation

Directors are elected by a plurality of the votes cast by the holders of the shares of Common Stock present, in person or represented by a proxy, and entitled to vote in the election at a meeting at which a quorum is present. Our Articles of Incorporation do not provide for cumulative voting, and, accordingly, the stockholders do not have cumulative voting rights with respect to the election of directors. Consequently, each stockholder may cast one vote per share of Common Stock held of record for each nominee. Stockholders may vote “for” a director nominee or may “withhold” such stockholder’s vote for a director nominee. A withheld vote will have no effect on the outcome of the election of directors.

Pursuant to NYSE Rule 452, the uncontested election of directors may not be voted upon by banks, brokerage firms or other nominees holding shares in street name without instruction from beneficial owners. Consequently, proxies submitted by banks, brokerage firms or other nominees holding shares in street name may not, in the absence of specific instructions from beneficial owners, vote the shares in favor of a nominee or withhold votes from a nominee at the discretion of the bank, brokerage firm or other nominee. Broker non-votes are not considered votes for or against any proposal. Therefore, broker non-votes will not affect the outcome of the election of directors.

Unless a proxy specifies otherwise, or results in a broker non-vote because of the failure to execute or return the proxy to a broker with instructions, the persons named in the proxy will vote the shares covered thereby FOR the nominees designated by our Board of Directors. If a nominee becomes unavailable for election, shares covered by a proxy will be voted for a substitute nominee selected by our Board of Directors.

The Board of Directors recommends that the stockholders vote FOR each of the director nominees.

CORPORATE GOVERNANCE

Corporate Governance Profile

We have structured our corporate governance in a manner we believe closely aligns our interests with those of our stockholders. Notable features of our corporate governance structure include the following:

•	our Board of Directors is not classified, with each of our directors subject to re-election annually;

•	of the eight persons who currently serve on our Board of Directors, five of our directors satisfy the listing standards for independence of the NYSE and five of our directors satisfy the independence standards of Rule 10A-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”);

•	each member of our Audit Committee qualifies as an “audit committee financial expert” as defined by the SEC;

•	three of our four standing committees of our Board of Directors—the Audit Committee, the Compensation Committee, the Nominating and Corporate Governance Committee—consist solely of independent directors in compliance with NYSE listing requirements; and

•	we do not have a stockholder rights plan.

Our directors stay informed about our business by attending meetings of our Board of Directors and its committees and through supplemental reports and communications. Our independent directors meet regularly in executive sessions without the presence of our corporate officers or non-independent directors.

Board Leadership Structure

Our Board of Directors is currently chaired by our Chief Executive Officer, Mr. Cartwright. Our Board of Directors believes that combining the positions of Chief Executive Officer and Chairman helps to ensure that the Board of Directors and management act with a common purpose and provides a single, clear chain of command to execute our strategic initiatives and business plans. In addition, our Board of Directors believes that a combined Chief Executive Officer/Chairman is better positioned to act as a bridge between management and our Board of Directors, facilitating the regular flow of information. Our Board of Directors also believes that it is advantageous to have a Chairman with an extensive history with and knowledge of the Company (as is the case with our Chief Executive Officer).

Mr. Freeman has served as our as lead independent director since 2014 and reinforces the independence of our Board of Directors as a whole. The lead independent director serves as an effective balance to a combined Chief Executive Officer and Chairman. The lead independent director is empowered to, among other duties and responsibilities, provide general leadership of the affairs of the independent directors, preside over board meetings in the absence of the Chairman and during independent director closed session portions of the meetings, preside over and establish the agendas for meetings of the independent directors and act as liaison between the Chairman and the independent directors.

Role of the Board in Risk Oversight

One of the key functions of our Board of Directors is informed oversight of our risk management process. Our Board of Directors administers this oversight function directly, with support from its four standing committees, the Audit Committee, the Compensation Committee, the Nominating and Corporate Governance Committee and the Compliance and Quality Care Committee, each of which addresses risks specific to its respective areas of oversight. In particular, our Audit Committee has the responsibility to consider and discuss our major financial risk exposures and the steps our management has taken to monitor and control these exposures, including guidelines and policies to govern the process by which risk assessment and management is undertaken. The Audit Committee also monitors compliance with legal and regulatory requirements in addition to oversight of the performance of our internal audit function. The Audit Committee also assists our Board in its oversight of cybersecurity and information technology risks. Our Compensation Committee assesses and monitors whether any of our compensation policies and programs has the potential to encourage excessive risk-taking. Our Nominating and Corporate Governance Committee monitors the effectiveness of our Corporate Governance Guidelines, including whether they are successful in preventing illegal or improper liability-creating conduct. Our Compliance and Quality Care Committee provides oversight of our compliance with applicable laws and regulations and communicates significant compliance issues to our Board of Directors and to other committees.

Independence

The NYSE requires a majority of our Board of Directors to consist of independent directors. A director will only qualify as an “independent director” if, in the opinion of our Board of Directors, that person does not have a material relationship with the Company that would interfere with the exercise of independent judgment. In addition, in order for a member of the Compensation Committee or the Audit Committee to be considered independent, such committee member may not, other than in his capacity as a member of the Board of Directors or any Board committee: (1) accept, directly or indirectly, any consulting, advisory, or other compensatory fee from us; or (2) be an affiliated person of us.

In April 2018, our Board of Directors undertook a review of the composition of our Board of Directors and its committees, and of our nominees for the Board of Directors, respectively, and the independence of each director or nominee. Based upon information requested from and provided by each director or nominee concerning his background, employment and affiliations, including family relationships, our Board of Directors has affirmatively determined that none of our directors or nominees, other than Messrs. Cartwright, Blackburn and Hillis, has a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director and that each of Messrs. Bostelman, Burch, Cash, Kloeppel and Freeman is “independent” as that term is defined by the NYSE Listed Company Manual. Our Board of Directors also determined that Messrs. Cash, Freeman and Kloeppel, who will comprise our Audit Committee following the Annual Meeting, Messrs. Bostelman, Burch, Cash, Freeman and Kloeppel, who will comprise our Compensation Committee following the Annual Meeting, and Messrs. Bostelman, Burch and Freeman, who will comprise our Nominating and Corporate Governance Committee following the Annual Meeting, each satisfy the independence standards for such committees established by the Securities and Exchange Commission (“SEC”) and the NYSE. Each of the members of our Compensation Committee is a “non-employee director” for purposes of Rule 16b-3 under the Exchange Act. In making such determination, the Board of Directors considered the relationships that each such non-employee director has with the Company and all other facts and circumstances the Board of Directors deemed relevant in determining independence, including the beneficial ownership of our capital stock by each non-employee director.

Board Committees

Our Board of Directors has established an Audit Committee, a Compensation Committee, a Nominating and Corporate Governance Committee, and a Compliance and Quality Care Committee. Each committee operates under a charter approved by our Board of Directors, copies of which are posted on our website, www.americanaddictioncenters.org, under the caption “About Us” by clicking on “Investor Relations” and then clicking “Governance Documents.”

Audit Committee. Our Audit Committee currently consists of Messrs. Cash, Freeman, Kloeppel and Ragsdale, each of whom is a non-employee director. Mr. Ragsdale will not stand for re-election at the Annual Meeting. As of April 2018, Mr. Cash serves as the chair of our Audit Committee. The functions of this committee include, among other things:

•	evaluating the performance, independence and qualifications of our independent auditors and determining whether to retain our existing independent auditors or engage new independent auditors;

•	reviewing and approving the engagement of our independent auditors to perform audit services and any permissible non-audit services;

•	reviewing our annual and quarterly financial statements and reports and discussing the statements and reports with our independent auditors and management;

•	reviewing with our independent auditors and management significant issues that arise regarding accounting principles and financial statement presentation, and matters concerning the scope, adequacy and effectiveness of our internal control over financing reporting;

•	establishing procedures for the receipt, retention and treatment of complaints received by us regarding accounting, internal accounting controls or auditing matters and other matters;

•	preparing the report of the Audit Committee that the SEC requires in our annual proxy statement;

•	overseeing risks associated with financial matters such as accounting, internal control over financial reporting and financial policies;

•	reviewing the Company’s internal audit function and overseeing the internal audit department’s staffing, budget and responsibilities;

•	reviewing and providing oversight with respect to any related party transactions and monitoring compliance with our code of ethics; and

•	reviewing and evaluating, at least annually, the performance of the Audit Committee, including compliance of the Audit Committee with its charter.

Our Board of Directors has determined that each member of the Audit Committee meets the financial literacy requirements under the NYSE listing standards and that each of Messrs. Cash, Freeman, Kloeppel and Ragsdale qualifies as an “audit committee financial expert” within the meaning of SEC rules and regulations. In making its determination that each of Messrs. Cash, Freeman, Kloeppel and Ragsdale qualifies as an “audit committee financial expert,” our Board of Directors has considered the formal education and nature and scope of the previous experience of each of Messrs. Cash, Freeman, Kloeppel and Ragsdale, coupled with past and present service on various Audit Committees. Both our independent registered public accounting firm and management personnel periodically meet privately with our Audit Committee.

Compensation Committee. Our Compensation Committee currently consists of Messrs. Bostelman, Burch, Cash, Freeman and Kloeppel. Mr. Bostelman serves as the chair of our Compensation Committee. The functions of the Compensation Committee include, among other things:

•	reviewing and recommending to our Board of Directors the compensation and other terms of employment of our executive officers;

•	reviewing and recommending to our Board of Directors performance goals and objectives relevant to the compensation of our executive officers;

•	evaluating and approving the equity incentive plans, compensation plans and similar programs advisable for us, as well as modification or termination of existing plans and programs;

•	evaluating and recommending to our Board of Directors the type and amount of compensation to be paid or awarded to Board members;

•	administering our equity incentive plans;

•	reviewing and recommending to our Board of Directors policies with respect to incentive compensation and equity compensation arrangements;

•	reviewing the competitiveness of our executive compensation programs and evaluating the effectiveness of our compensation policy and strategy in achieving expected benefits to us;

•	evaluating and overseeing risks associated with compensation policies and practices;

•	reviewing and recommending to our Board of Directors the terms of any employment agreements, severance arrangements, change in control protections and any other compensatory arrangements for our executive officers and other members of senior management;

•	preparing the report of the Compensation Committee that the SEC requires in our annual proxy statement;

•	reviewing the adequacy of its charter on an annual basis; and

•	reviewing and evaluating, at least annually, the performance of the Compensation Committee, including compliance of the Compensation Committee with its charter.

Nominating and Corporate Governance Committee. Our Nominating and Corporate Governance Committee currently consists of Messrs. Bostelman, Burch, Freeman and Rouson. Mr. Freeman serves as the chair of our Nominating and Corporate Governance Committee. Mr. Rouson will not stand for re-election at the Annual Meeting. The functions of this committee include, among other things:

•	identifying, reviewing and evaluating candidates to serve on our Board of Directors;

•	determining the minimum qualifications for service on our Board of Directors;

•	evaluating the performance of our Board of Directors and the committees thereof, including compliance of each committee with its charter;

•	nominating and recommending individuals for membership on our Board of Directors;

•	considering nominations by stockholders of candidates for election to our Board of Directors;

•	considering and assessing the independence of members of our Board of Directors;

•	developing, as appropriate, a set of corporate governance principles, and reviewing and recommending to our Board of Directors any changes to such principles;

•	periodically reviewing our policy statements;

•	reviewing, at least annually, the adequacy of its charter; and

•	evaluating, at least annually, the performance of the Nominating and Corporate Governance Committee, including compliance of the Nominating and Corporate Governance Committee with its charter.

Compliance and Quality Care Committee. Our Compliance and Quality Care Committee currently consists of Messrs. Blackburn, Cartwright, Freeman and Rouson. Mr. Freeman serves as the chair of our Compliance and Quality Care Committee. Mr. Rouson will not stand for re-election at the Annual Meeting. If elected at the Annual Meeting, Mr. Hillis will become a member of the Compliance and Quality Care Committee. The functions of the Compliance and Quality Care Committee include:

•	providing oversight of our compliance with applicable laws and regulations and communicating significant compliance issues to our Board of Directors and to other committees;

•	reviewing significant compliance risk areas and the steps management has taken to monitor, control, and report such compliance risk exposure;

•	reviewing reports of our Compliance Committee, which is composed of our Chief Compliance Officer and senior personnel responsible for overseeing clinical operations to address any issues raised

•	reviewing and evaluating, at least annually, the effectiveness of our compliance staff, the Compliance Committee and compliance and ethics program;

•	reviewing and approving compliance related policies and procedures, including employee standards of conduct;

•	reporting compliance issues that may have significant financial implications to our Audit Committee in the discharge of the Audit Committee’s obligations related to such compliance issues;

•	meeting regularly in executive session with our Chief Compliance Officer;

•	provide oversight of our policies and procedures relating to the delivery of quality care to clients;

•	reviewing the policies and procedures developed by the our Chief Compliance Officer and Chief Clinical Officer and other members of management to advance the quality of care provided to clients and client safety, including quality, credentialing, accreditation and safety policies and procedures;

•	reviewing, in conjunction with the Chief Compliance Officer and other members of management, the development of internal systems and controls to collect and measure quality data and carry out our standards, policies and procedures relating to quality of client care and client safety;

•	reviewing information regarding our quality, clinical risk, client safety and performance improvement initiatives;

•	reviewing the results of physician and employee satisfaction surveys;

•	ensuring communication across the organization regarding client care and safety improvement opportunities and activities and the evaluation of those activities;

•	reviewing adverse events relating to the quality of client care and client safety, along with corrective action plans; and

•	consulting with our Compensation Committee regarding quality and client safety related key performance indicators and other compensation measures.

Meetings of our Board of Directors and Committees

During 2017, our Board of Directors met ten (10) times, our Audit Committee met seven (7) times, our Compensation Committee met three (3) times, our Nominating and Corporate Governance Committee met four (4) times and our Compliance and Quality Care Committee met four (4) times. All directors attended more than 75% of the meetings of the Board and of the committees on which they served in fiscal year 2017. We encourage each member of the Board to attend our annual meetings of stockholders. Other than Messrs. Bostelman and Burch, all members of our Board who were directors during 2017 were present at last year’s annual meeting of stockholders.

Nomination of Directors

The Nominating and Corporate Governance Committee reviews the qualifications of every person recommended as a nominee to the Board to determine whether the recommended nominees are qualified to serve on the Board. In evaluating the qualifications of a director nominee, the Nominating and Corporate Governance Committee assesses the individual’s background, skills and abilities, and whether such characteristics are consistent with the Company’s Corporate Governance Guidelines and fulfill the needs of the Board at that time. A copy of our Corporate Governance Guidelines is available on our website, www.americanaddictioncenters.org, under the caption “About Us” by clicking on “Investor Relations” and then clicking “Governance Documents.”

The Nominating and Governance Committee also considers diversity in professional and personal experience, skills, background, race, gender and other factors of diversity as it deems appropriate when considering director candidates. Following its evaluation, the Nominating and Corporate Governance Committee will make recommendations for membership on the Board and review such recommendations with the Board, which will decide whether to invite the candidate to be a nominee for election to the Board.

Director Nominees Recommended by Stockholders

Our Bylaws govern stockholder nominations of directors. The Nominating and Corporate Governance Committee evaluates nominees recommended by stockholders on the same basis as nominees recommended by any other sources, including making a determination whether the candidate is qualified to serve on the Board based on the qualitative standards described above. To be considered by the Nominating and Corporate Governance Committee, a stockholder who wishes to recommend a director nominee must deliver a written notice to the corporate secretary of the Company not less than 90 days nor more than 120 days prior to the first anniversary of the date of date of the proxy statement delivered to stockholders in connection with the previous year’s annual meeting; provided, however, that in the event (i) the annual meeting is scheduled to be held on a date more than 30 days prior to or delayed by more than 30 days after the preceding year’s annual meeting of stockholders, (ii) no proxy statement was made available to stockholders in connection with the preceding year’s annual meeting, or (iii) the Company did not hold an annual meeting in the preceding year, notice by the stockholder to be timely must be delivered not earlier than the close of business on the 90th day prior to such annual meeting and not later than the close of business on the later of the 60th day prior to such annual meeting or the 10th day following the day on which public announcement of the date of such meeting is first made.

In no event shall an adjournment or postponement of a meeting of the stockholders commence a new time period (or extend any time period) for the giving of the stockholder notice. You should consult our Bylaws for more detailed information regarding the process by which stockholders may nominate directors.

Compensation Committee Interlocks and Insider Participation

During 2017, Messrs. Bostelman, Burch, Freeman and Kloeppel served on the Compensation Committee of our Board of Directors. No member of our Compensation Committee has ever been an executive officer or employee of the Company or any of its subsidiaries. None of our officers currently serves, or has served during the last completed fiscal year, on the compensation committee or board of directors of any other entity that has one or more officers serving as a member of our Board of Directors or Compensation Committee.

Communication with the Board of Directors

Our stockholders and other interested parties may communicate directly with our Board of Directors, any of its committees, its independent directors, or any individual director. All communications should be in written form and directed to Kathryn Sevier Phillips, Chief Legal Officer, General Counsel and Secretary, AAC Holdings, Inc., 200 Powell Place, Brentwood, Tennessee 37027. All letters addressed to our Board of Directors or its committees will be forwarded to the appropriate chairman. Letters addressed to the independent directors will be forwarded to our lead independent director, Mr. Freeman. Letters addressed to individual directors will be forwarded to the addressee.

Complaints or concerns about our accounting, internal accounting controls and auditing matters, including those regarding the circumvention or attempted circumvention of internal accounting control or that would otherwise constitute a violation of the Company’s accounting policies, may be reported anonymously to our Audit Committee by writing to AAC Holdings, Inc., Attention: Audit Committee, 200 Powell Place, Brentwood, Tennessee 37027. Company employees must report any such accounting allegation in accordance with the Company’s Whistleblower Policy. The Company prohibits any employee from retaliating or taking any adverse action against anyone for raising or helping to resolve any integrity questions.

Code of Ethics

We have adopted a Code of Business Conduct and Ethics that applies to our officers, directors and employees. Among other matters, the Code of Business Conduct and Ethics is designed to deter wrongdoing and to promote:

•	honest and ethical conduct, including the ethical handling of actual or apparent conflicts of interest between personal and professional relationships;

•	full, fair, accurate, timely and understandable disclosure in our periodic reports to regulatory and other government agencies and other public communications;

•	compliance with applicable laws, rules and regulations;

•	prompt internal reporting of violations of the code to appropriate persons identified in the code; and

•	accountability for adherence to the Code of Business Conduct and Ethics.

Any waiver of the Code of Business Conduct and Ethics for our executive officers or directors must be approved by a majority of our independent directors, and any such waiver shall be promptly disclosed as required by applicable law or NYSE regulations. In addition, our Board has adopted a Code of Ethics for Senior Financial Officers that is specifically applicable the Company’s Chief Executive Officer, Chief Financial Officer and Controller. Its purpose is to deter wrongdoing and to promote honest and ethical conduct and compliance with the law, particularly as it relates to the maintenance of the Company’s financial records and the preparation of financial statements filed with the SEC. A copy of both the Code of Business Conduct and Ethics and the Code of Ethics for Senior Financial Officers are posted on our website, www.americanaddictioncenters.org, under the caption “About Us” by clicking on “Investor Relations” and then clicking “Governance Documents.”

Director Compensation

As compensation for serving on our Board of Directors during 2017, we provided each of our independent directors, other than Messrs. Cash and Rouson, who served as directors since October 2017 and May 2017, respectively, an annual retainer consisting of a cash payment of $42,000 and a stock award with a grant date fair value per share of $11.68. In addition, our Audit Committee chair received an additional cash retainer of $6,000 and a stock award with a grant date fair value per share of $11.68 and our Compensation Committee chair received an additional cash retainer of $4,000 and stock award with a grant date fair value per share of $11.68. Our lead independent director and Nominating and Corporate Governance Committee chair received an additional cash retainer of $12,000 and a stock award with a grant date fair value per share of $11.68. Directors who are also officers or employees of the Company do not receive additional compensation for service as directors. The following table reflects the total compensation earned by our non-employee directors for their service in 2017:

Name	Fees earned or paid in cash ($)	Stock Awards ($)(1)	Total Compensation ($)
Jerry D. Bostelman(2)	46,000	81,760	127,760
Lucius E. Burch, III	42,000	75,920	117,920
W. Larry Cash(3)	25,000	—	25,000
Darrell S. Freeman, Sr.(4)	54,000	99,280	153,280
David C. Kloeppel(5)	48,000	87,600	135,600
Richard E. Ragsdale(6)	42,000	75,920	117,920
Darryl E. Rouson(7)	80,000	—	80,000

(1)	Reflects the aggregate grant date fair value, computed in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718, of an April 5, 2018 grant of fully vested shares of Common Stock to each non-employee director as compensation for his service to the Company in 2017.
(2)	Mr. Bostelman serves as the chair of our Compensation Committee.

(3)	Mr. Cash was appointed to the Board of Directors effective October 30, 2017. In lieu of receiving shares of common stock for his service during 2017, Mr. Cash received a pro-rated amount for his service in cash. Mr. Cash became the chair of the Audit Committee effective April 5, 2018.
(4)	Mr. Freeman serves as the chair of our Nominating and Corporate Governance Committee and Compliance and Quality Care Committee and as lead independent director.
(5)	Until April 5, 2018, Mr. Kloeppel served as the chair of our Audit Committee.
(6)	Mr. Ragsdale is not standing for re-election at the Annual Meeting.
(7)	Mr. Rouson was appointed to the Board of Directors following our 2017 annual meeting of stockholders in May 2017. In lieu of receiving shares of common stock for his service during 2017, Mr. Rouson received a pro-rated amount for his service in cash. Mr. Rouson is not standing for re-election at the Annual Meeting.

Director Stock Ownership Requirement

To further align the interests of the Board with the interests of the Company’s stockholders, the Company believes that its independent directors should be stockholders and have a significant personal financial stake in the Company. Accordingly, each non-employee director is expected to own shares of Common Stock valued at five times the director’s annual retainer. Each director will have five years from the later of the adoption of the Company’s Corporate Governance Guidelines in June 2014 and the date of the director’s election to the Board to attain such level of stock ownership. After achieving the minimum level of stock ownership, ownership of the minimum amount must be maintained as long as the director remains on the Board. Except for Mr. Cash, who was appointed to the Board of Directors effective October 30, 2017, each director who is standing for re-election currently owns shares of our Common Stock in an amount that is significantly greater than the amount required under our director stock ownership requirement. Unless otherwise approved by the Nominating and Corporate Governance Committee, our non-employee directors are expected to own beneficially shares of our common stock with a value equal to at least five (5) times the director’s annual cash retainer. Directors are expected to achieve this ownership amount within five (5) years of the director’s election to the Board of Directors.

MANAGEMENT

Executive Officers

Below are the names, ages (as of April 13, 2018) and a brief account of the business experience of our executive officers.

Name	Age	Title
Michael T. Cartwright	49	Chairman and Chief Executive Officer
Michael Nanko	62	President and Chief Operating Officer
Kathryn Sevier Phillips	47	Chief Legal Officer, General Counsel and Secretary
Andrew W. McWilliams	46	Chief Financial Officer
Thomas W. Doub, Ph.D.	49	Chief Clinical Officer and Chief Compliance Officer

The term of each executive officer runs until his or her successor is elected and qualified, unless sooner removed.

Michael T. Cartwright, Chairman and Chief Executive Officer. Mr. Cartwright has served as Chairman of our Board of Directors since 2011 and currently serves as our Chief Executive Officer, a position he has held since June 2013. Mr. Cartwright has over 23 years of experience in the addiction treatment industry. In 2009, Mr. Cartwright co-founded Performance Revolution, LLC (d/b/a FitRx), a company focused on weight management, and served as its chief executive officer until it merged into Forterus, Inc. in 2011. In 1999, he founded Foundations Recovery Network, LLC, a national alcohol and drug treatment company, and served on its Board of Directors and as its president and chief executive officer until 2009. Additionally, in 1995, Mr. Cartwright founded Foundations Associates, a not-for-profit alcohol and drug treatment center in Nashville, Tennessee, and served on its Board of Directors and as its chief executive officer until its purchase by Foundations Recovery Network, LLC in 2007. While at Foundations Associates, Mr. Cartwright conducted over 10 federally funded research studies on dual diagnosis and addiction. Mr. Cartwright also served on the U.S. Senate Help Subcommittee on Substance Abuse and Mental Health Services from 2003 to 2004. Mr. Cartwright is a graduate of Trevecca Nazarene University.

Michael Nanko, President and Chief Operating Officer. Mr. Nanko joined the Company as President and Chief Operating Officer effective January 15, 2018. Mr. Nanko served as President of Behavioral Health Services (BHS) for HCA, Inc. since July 2016 and as Chief Operating Officer of BHS from August 2015 to July 2016, where he oversaw both inpatient and outpatient services. Before joining HCA, Mr. Nanko served as Area Continuum Administrator for health plan and operations at Kaiser Permanente Foundation Health Plan and Hospitals in Northern California from April 2008 to August 2015, as Vice President of Psychiatry and Continuing Care Services at Cedar Sinai Medical Center and Health System in Los Angeles, California, and as Vice President of Mercy Healthcare Arizona/Catholic Healthcare West (now Dignity Health) in Phoenix, Arizona. Mr. Nanko has also served as Chief Executive Officer of Sierra Vista Hospital in Sacramento, California and as Chief Operating Officer of Portals Mental Health Rehabilitation Services (now Pacific Clinics Inc.), a Los Angeles County non-profit mental health and addictions services agency. Mr. Nanko holds Psychology degrees from University of California, Santa Barbara (B.A.), California State University, Los Angeles (M.A.), and Alliant International University, San Diego (formerly United States International University School of Human Behavior) (Ph.D).

Kathryn Sevier Phillips, Chief Legal Officer, General Counsel and Secretary. Ms. Phillips joined the Company in December 2013 as General Counsel and Secretary and was named as Chief Legal Officer, in addition to General Counsel and Secretary, in 2016. From 2009 to 2013, Ms. Phillips served as Managing Partner of Sevier Phillips & Associates, a legal, compliance and political consulting practice focused primarily on healthcare clients. From 2004 to 2008, Ms. Phillips was general counsel and secretary of National Renal Alliance, LLC, a national renal disease management and dialysis provider, where Ms. Phillips served as the chief legal and government affairs officer. From 1999 to 2004, Ms. Phillips practiced with the law firm of Stites & Harbison PLLC. In 1999, Ms. Phillips served as general counsel of Alexander for President, the presidential campaign of Senator Lamar Alexander. From 1995 to 1998, Ms. Phillips practiced with the law firm of Bass, Berry & Sims PLC. Ms. Phillips is a graduate of Auburn University, the Harvard Graduate School of Education and Harvard Law School.

Andrew W. McWilliams, Chief Financial Officer. Mr. McWilliams joined the Company as Chief Accounting Officer in August 2014 and became Chief Financial Officer effective January 1, 2018 upon the resignation of our former Chief Financial Officer, Kirk R. Manz. From October 1998 through August 2014, Mr. McWilliams worked as an auditor with Ernst & Young LLP, a national public accounting firm. During his tenure with Ernst & Young, Mr. McWilliams served multiple healthcare clients and also gained experience across a variety of corporate transactions, including public offerings of securities and mergers and acquisitions. Mr. McWilliams is a graduate of Georgia State University.

Thomas W. Doub, Ph.D., Chief Clinical Officer and Chief Compliance Officer. Dr. Doub joined the Company in August 2016 in a dual role of Chief Clinical Officer and Chief Compliance Officer. From 2003 through 2016, Dr. Doub served in various roles with Centerstone of America, one of the nation’s largest not-for-profit providers of community-based behavioral health care, including, CEO of Centerstone Research Institute (2011-2016), Chief Clinical Officer of Centerstone of America (2015-2016); COO of Centerstone Research Institute (2008-2011); and Vice President of Research (2003-2009). He has also served as an Assistant Clinical Professor of Psychiatry at Vanderbilt University. Over the past decade, Dr. Doub has been involved in more than 150 studies examining what works in behavioral healthcare and how organizations achieve clinical excellence. More than 50 of these studies specifically addressed addiction treatment and prevention. In his role as Chief Clinical Officer at Centerstone, he led the implementation of clinical best practices across a multistate system, serving more than 100,000 clients per year.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The table below sets forth information with respect to ownership of our Common Stock, as of April 6, 2018, by:

•	Each person who we know to be the beneficial owner of more than 5% of the outstanding shares of Common Stock;

•	Each of our directors and nominees;

•	Each of our named executive officers as set forth in the Summary Compensation Table; and

•	All of our current directors and executive officers as a group.

To our knowledge, unless otherwise indicated, each stockholder listed below has sole voting and investment power with respect to the shares beneficially owned. All computations are based on 24,614,294 shares of Common Stock outstanding on April 6, 2018, unless otherwise indicated.

Name and Address of Beneficial Owner(1)	Number of Shares Beneficially Owned(2)	Percentage Ownership
Directors, director nominees and named executive officers:
Michael T. Cartwright(3)	4,840,722	19.67%
Kirk R. Manz(4)	550,234	2.24%
Thomas W. Doub, Ph.D	18,177	* *
Michael J. Blackburn(5)	256,885	1.04%
Jerry D. Bostelman(6)	698,051	2.84%
Lucius E. Burch, III	978,571	3.98%
W. Larry Cash	30,000	* *
Darrell S. Freeman, Sr.(7)	244,433	* *
David C. Kloeppel(8)	255,080	1.04%
David W. Hillis, Sr.(9)	562,051	2.28%
Richard E. Ragsdale(10)	75,104	* *
Darryl E. Rouson	—	* *
All directors and executive officers, as a group (13 persons)(11)	7,683,459	31.22%
Other Stockholders:
Victoria Menz(12) 1021 Vaugh Crest Dr. Franklin, Tennessee 37069	1,665,249	6.77%
Jerrod N. Menz(13) 61 Whitworth Blvd Nashville, Tennessee 37205	2,138,672	8.69%
Morgan Stanley(14) 1585 Broadway New York, New York 10036	1,245,662	5.06%
Deerfield Management Company, L.P.(15) 780 Third Ave., 37th Floor New York, New York 10017	1,873,276	7.61%

**	Less than 1%.
(1)	Unless otherwise indicated, the address of each beneficial owner is c/o AAC Holdings, Inc., 200 Powell Place, Brentwood, Tennessee 37027.
(2)

Under SEC rules, the number of shares shown as beneficially owned includes shares of Common Stock which a person has the right to acquire within 60 days of April 6, 2018 through the vesting and/or exercise of any equity award or other right. Such shares are deemed to be outstanding for the purpose of computing the “percent of class” for that individual, but are not deemed outstanding for the purpose of computing the percentage of any other person.
(3)	Consists of (i) 2,780,099 shares of record held by Mr. Cartwright, (ii) 954,507 shares held of record by the Irrevocable Family Trust of Tina Cartwright, of which Mr. Cartwright serves as one of two trustees, (iii) 954,507 shares held of record by the Irrevocable Family Trust of Michael T. Cartwright, of which Mr. Cartwright’s family is the beneficiary and (iv) 151,609 shares held of record by Tina F. Cartwright, Mr. Cartwright’s spouse, of which Mr. Cartwright has shared voting and dispositive power. Of the aggregate amount reported herein, up to 968,144 shares of Common Stock are pledged in margin accounts or similar arrangements in compliance with the Company’s policy regarding pledging.
(4)	Consists of (i) 47,296 shares held of record by Mr. Manz, (ii) 97,160 shares held of record by the 2014 Kirk R. Manz Children’s Trust Agreement, of which Bruce Manz, Mr. Manz’s brother, serves as the trustee, (iii) 171,252 shares held of record by the Irrevocable Qualified Disposition Trust, of which Mr. Manz is the beneficiary and U.S. Trust Company of Delaware serves as the trustee and (iv) 234,526 shares held of record by the Kirk R. Manz Revocable Trust, of which Mr. Manz serves as the trustee.
(5)	Consists of (i) 26,254 shares held of record by Mr. Blackburn, (ii) 106,204 shares held of record by the Michael J. Blackburn Trust – 2015, of which Mr. Blackburn serves as the trustee, and (iii) 3,223 shares held of record by the Elizabeth S. Blackburn Trust – 2015, of which Mr. Blackburn serves as co-trustee and is a beneficiary.
(6)	Consists of (i) 611,165 shares held of record by Mr. Bostelman and (ii) 86,886 shares held of record by the Jerry D. Bostelman Irrevocable Trust, of which Mr. Bostelman serves as the trustee. Of the aggregate amount reported herein, up to 139,610 shares of Common Stock are pledged in margin accounts or similar arrangements in compliance with the Company’s policy regarding pledging.
(7)	Consists of (i) 23,052 shares held of record by Mr. Freeman, (ii) 108,108 shares held of record by the Darrell S. Freeman AAC Grantor Retained Annuity Trust, dated November 24, 2017, of which Mr. Freeman serves as trustee and is a beneficiary, (iii) 88,648 shares held of record by Zycron, Inc., of which Mr. Freeman is the Executive Managing Director, and (iv) 24,625 shares held of record by Milan Investment Group, LLC, which is controlled by Gloria J. Freeman, Mr. Freeman’s spouse.
(8)	Consists of (i) 168,580 shares held of record by Mr. Kloeppel, (ii) 31,500 shares held of record by Bluegrass Capital Trust, of which Mr. Kloeppel serves as the trustee, and (iii) 25,000 shares held of record by Sunshine Capital Trust, of which Mr. Kloeppel’s spouse serves as one of two trustees. Mr. Kloeppel disclaims ownership of the 25,000 shares held of record by Sunshine Capital Trust.
(9)	Pursuant to that certain Escrow Agreement, dated March 1, 2018, by and among the Company, AAC Healthcare Network, Inc., a wholly owned subsidiary of the Company, AdCare Holding Trust and Blackmore Escrow, Inc. (the “Escrow Agent”), the Company has deposited 562,051 shares of unregistered common stock with the Escrow Agent for the benefit of Mr. Hillis (the “Escrowed Shares”). The Escrowed Shares are held for indemnification purposes related to the Company’s acquisition of AdCare, Inc. and are held in escrow for a period of eighteen (18) months following the date of the Escrow Agreement.
(10)	Consists of (i) 21,544 shares held of record by Mr. Ragsdale and (ii) 53,560 shares held of record by the Richard Elliot Ragsdale Revocable Trust, of which Mr. Ragsdale serves as the trustee.
(11)	This group includes all of our current directors and executive officers.
(12)	Consists of (i) 954,507 shares held of record by the Irrevocable Family Trust of Victoria Menz, of which Ms. Menz serves as trustee and (ii) 710,742 shares held of record by Ms. Menz.
(13)	Consists of (i) 1,184,165 shares of record held by Mr. Menz and (ii) 954,507 shares held of record by the Irrevocable Family Trust of Jerrod Menz, of which Mr. Menz’s family is the beneficiary. Of the aggregate amount reported herein, up to 900,000 shares of Common Stock are pledged in margin accounts or similar arrangements.
(14)	This information is based on Schedule 13G filed on January 24, 2018 by Morgan Stanley.
(15)

This information is based on Amendment No. 3 to Schedule 13G filed on February 14, 2018 by Deerfield Mgmt, L.P., Deerfield Management Company, L.P., Deerfield Partners, L.P., Deerfield International Master Fund, L.P., Deerfield Mgmt III, L.P., Deerfield Private Design Fund III, L.P. and James E. Flynn (collectively, the “Deerfield Parties”). The shares of Common Stock beneficially owned by the Deerfield

Parties reflects the following: (i) 1,873,276 shares of Common Stock, representing 7.61% of the outstanding shares of Common Stock, beneficially owned by Deerfield Mgmt, L.P, held by Deerfield Special Situations Fund, L.P., Deerfield Partners, L.P. and Deerfield International Master Fund, L.P., of which Deerfield Mgmt, L.P. is the general partner; (ii) 1,873,276 shares of Common Stock, representing 7.61% of the outstanding shares of the Common Stock, beneficially owned by Deerfield Management Company, L.P., held by Deerfield Special Situations Fund, L.P., Deerfield Partners, L.P. and Deerfield International Master Fund, L.P., of which Deerfield Management Company, L.P. is the investment advisor; (iii) 1,121,430 shares of Common Stock, representing 4.56% of the outstanding shares of the Common Stock, beneficially owned by Deerfield Partners, L.P.; (iv) 611,846 shares of Common Stock, representing 2.49% of the outstanding shares of the Common Stock, beneficially owned by Deerfield International Master Fund, L.P.; (v) 140,000 shares of Common Stock, representing 0.57% of the outstanding shares of the Common Stock, beneficially owned by Special Situations Fund, L.P.; and (vi) 1,873,276 shares of Common Stock, representing 7.61% of the outstanding shares of the Common Stock, beneficially owned by James E. Flynn, held by Deerfield Special Situations Fund, L.P., Deerfield Partners, L.P. and Deerfield International Master Fund, L.P.

EXECUTIVE COMPENSATION

Overview

The primary goal of our executive compensation program is to align executive compensation with our business objectives and individual performance, as well as to enable us to attract, retain and reward executive officers who contribute to our long-term success. The Compensation Committee sets the compensation of our executive officers and certain of our significant employees. Generally, the Compensation Committee considers and evaluates the Company’s performance and goals and our Chief Executive Officer’s recommendations with respect to each officer or employee (other than the Chief Executive Officer) in setting compensation. The compensation of our executive officers and certain of our significant employees consists of a combination of base salary and incentive bonuses paid in cash or equity. All employees, including our executive officers and certain significant employees, also receive a benefits package.

As an “emerging growth company,” we have opted to comply with the executive compensation disclosure rules applicable to “smaller reporting companies,” as such term is defined in the rules promulgated under the Exchange Act, which require compensation disclosure for our Chief Executive Officer and the two most highly compensated executive officers other than our Chief Executive Officer, whom we refer to as our “named executive officers” in this Proxy Statement. We are also voluntarily disclosing the compensation of Michael J. Blackburn, our former Senior Vice President of Business Development and current director, in order to provide our stockholders with additional disclosure regarding our highly compensated significant employees.

2017 Summary Compensation Table

The following table provides information regarding the compensation earned by our named executive officers and our significant former employee during the year ended December 31, 2017:

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)(1)	Nonequity Incentive Plan Compensation ($)(2)	All Other Compensation ($)		Total ($)
Michael T. Cartwright	2017	557,500	—	430,000	300,000	24,739	(5)	1,312,239
Chairman and Chief Executive Officer	2016	557,500	—	—	317,500	27,737		902,737

Kirk R. Manz(3)	2017	350,000	—	86,000	75,000	483,346	(6)	994,346
Former Chief Financial Officer	2016	346,554	—	324,800	150,000	35,889		857,243

Thomas W. Doub, Ph.D Chief Clinical Officer and Chief Compliance Officer	2017	325,000	—	172,000	325,000	24,739	(5)	846,736

Michael J. Blackburn(4)	2017	379,167	159,750	172,000	—	267,345	(7)	978,262
Director, Former Senior Vice President of Business Development	2016	338,106	68,750	324,800	87,500	20,960		840,116

(1)	The dollar amounts shown in this column represent the fair value of restricted shares on their respective grant dates: March 9, 2017 ($8.60 per share) and January 13, 2016 ($16.24 per share). The grant date fair value was computed in accordance with ASC 718.
(2)	Includes cash amounts awarded as annual incentive bonuses. Please refer to “Executive Compensation – 2017 Executive Compensation Elements – Non-Equity Incentive Compensation.”
(3)	Mr. Manz resigned as Chief Financial Officer of the Company effective December 31, 2017.
(4)	Mr. Blackburn resigned as our Senior Vice President of Business Development effective December 31, 2017. On February 20, 2018, he was appointed to our Board of Directors.

(5)	Reflects $24,739 of payments for health insurance premiums.
(6)	Reflects $450,000 as a severance payment for Mr. Manz’s separation from the Company, effective December 31, 2017; $9,000 of Company contributions to the Company’s 401(k) profit sharing plan; and $24,346 of payments for health insurance premiums.
(7)	Reflects $250,000 as a severance payment for Mr. Blackburn’s separation from the Company, effective December 31, 2017; $2,945 of Company contributions to the Company’s 401(k) profit sharing plan; and an annual automobile allowance of $14,400.

2017 Executive Compensation Elements

Each of our named executive officers was provided with the following material elements of compensation in 2017:

Base Salary. We provide a base salary to each named executive officer. The primary goal for base salary is to be market competitive and to compensate an executive’s short-term contributions, as well as to provide current financial stability. In January 2016, the Compensation Committee engaged McDaniel & Associates as its independent compensation consultant to advise the Company on its executive compensation program, including by identifying a peer group of companies and performing a peer group compensation analysis. The peer group recommended by McDaniel & Associates and utilized by the Compensation Committee for compensation purposes, including setting base salary levels, consisted of the following 14 publicly traded health care companies:

Addus Homecare Corporation	Five Star Quality Care, Inc.
Almost Family, Inc.	Healthways, Inc.
BioScrip, Inc.	Landauer, Inc.
BioTelemetry, Inc.	LHC Group, Inc.
Capital Senior Living Corporation	National Healthcare Corporation
CorVel Corporation	RadNet, Inc.
Cross Country Healthcare, Inc.	U.S. Physical Therapy, Inc.

The peer group is reviewed annually by the Compensation Committee for appropriateness, taking into account the advice of our independent compensation consultant. The peer group used in 2018 was comprised of the companies listed above, which was not adjusted from the peer group used in 2017, to ensure a relevant comparison for executive compensation decisions.

Non-Equity Incentive Compensation. Incentive bonuses are a key component of our executive compensation strategy. We believe such performance-based incentive compensation aligns our named executive officers’ compensation to the Company’s goals. On March 9, 2017, a subcommittee of the Compensation Committee approved the AAC Holdings, Inc. 2017 Annual Bonus Plan (the “2017 Bonus Plan”) for certain of the Company’s executive officers and members of senior management, which provided for cash bonuses payable under our 2014 Equity Incentive Plan, as amended from time to time (the “EIP”), based on the achievement of adjusted EBITDA targets during each quarter of the fiscal year ended December 31, 2017 and the fiscal 2017 as a whole. The subcommittee of the Compensation Committee reviewed and approved the Company’s actual performance during each quarter of the fiscal year ended December 31, 2017 and the fiscal 2017 as a whole, and, as a result, the respective target levels of adjusted EBITDA for each quarter of fiscal year 2017, as well as the actual adjusted EBITDA attained for such periods, are set forth in the following table:

Period	Targeted Adjusted EBITDA ($)(1)	Actual Adjusted EBITDA ($)
Q1 2017	11,000,000	12,700,000
Q2 2017	11,500,000	14,400,000
Q3 2017	14,500,000	14,900,000
Q4 2017	15,000,000	15,100,000
2017 Fiscal Year	52,000,000	57,100,000

(1)	For purposes of the 2017 Bonus Plan, “Adjusted EBITDA” was defined as consolidated net income, plus, without duplication, to the extent reducing consolidated net income, (i) interest expense, (ii) depreciation expense, (iii) amortization expense, (iv) tax expense, (v) non-cash stock compensation, (vi) acquisition-related expenses, (vii) de-novo startup expenses and (viii) other expenses that are either unusual in nature or infrequently occurring, within the meaning of GAAP.

As a result, the annual incentive bonuses actually awarded to each named executive officer are set forth in the following table:

Named Executive Officer and Certain Significant Employees	Q1 2017	Q2 2017	Q3 2017	Q4 2017	Aggregate 2017 Bonus Payout
Michael T. Cartwright	$75,000	$75,000	$75,000	$75,000	$300,000
Kirk R. Manz(1)	$37,500	$37,500	—	—	$75,000
Thomas W. Doub, Ph.D	$81,250	$81,250	$81,250	$81,250	$325,000
Michael J. Blackburn	$43,750	$58,000	$58,000	—	$159,750

(1)	Bonus amounts for the third and fourth quarters of fiscal year 2017 were not paid to Mr. Manz but were included as part of his severance under his Separation Agreement.

Equity Incentive Compensation. For fiscal year 2017, Messrs. Cartwright, Manz, Doub and Blackburn were granted 50,000; 10,000; 20,000 and 20,000 shares of restricted Common Stock, respectively, pursuant to the EIP, which awards vest in equal annual installments over a three-year period. The awards granted to Messrs. Cartwright, Manz, Doub and Blackburn were part of the Company’s 2017 grant of restricted shares of Common Stock to certain of its employees. Effective as of December 31, 2017, 13,338 shares of restricted Common Stock owned by Mr. Manz were forfeited and returned to the Company. The Compensation Committee has specifically focused its objectives for executive officer performance through compensation packages with a combined approach of (i) market-based cash compensation, inclusive of base salaries and cash bonus amounts, for each executive officer, respectively, and (ii) longer term equity incentives, with minimum three-year vesting provisions. The Compensation Committee believes this emphasis on longer term equity compensation better aligns executive officer performance with overall Company performance during the Company’s intensive growth stages and provides an effective compensation platform to continue to recruit and retain the highest quality executive talent.

Employment Agreements. We currently do not have any employment agreements with our named executive officers.

Retirement Arrangements. We maintain a 401(k) savings plan for eligible employees, including our named executive officers, and provide annual discretionary matching contributions to 401(k) plan participants. We do not maintain a defined benefit pension plan.

Employee Benefits. Eligible employees, including our named executive officers, participate in broad-based and comprehensive employee benefit programs, including medical, dental, vision, life and disability insurance. Our named executive officers participate in these programs on the same basis as eligible employees generally, except that the Company covers the full costs of premiums with respect to the medical insurance plan.

Outstanding Equity Awards at 2017 Fiscal Year-End

The following table provides information with respect to holdings of unvested restricted Common Stock awards held by our named executive officers, as well as certain of our former significant employee and current director, Mr. Blackburn, at December 31, 2017.

	Stock Awards
Named Executive Officer	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)(1)
Michael T. Cartwright	33,333	299,997	(2)
Kirk R. Manz(3)	—	—
Thomas W. Doub, Ph.D	13,333	119,997	(2)
Michael J. Blackburn	26,250	236,250	(2)

(1)	Represents the market value of the shares of the Company’s Common Stock underlying the restricted awards as of December 31, 2017, based on the closing price of our Common Stock, as reported on the NYSE, of $9.00 per share on December 31, 2017.
(2)	Restricted Common Stock awards vest, subject generally to continued employment with the Company, either in equal annual installments or equal quarterly installments, depending on the terms of the particular award, over a three-year period from grant date, in each case, one-third on the first anniversary of the grant date, one-third on the second anniversary of the grant date and one third on the third anniversary of the grant date.
(3)	In connection with his resignation, and pursuant to the terms of the EIP, 13,338 shares of unvested restricted Common Stock held by Mr. Manz were forfeited and returned to the Company, effective as of December 31, 2017.

Compensation Committee Report

The Compensation Committee has reviewed and discussed the section titled “Executive Compensation” with management. Based on such review and discussions, the Compensation Committee recommended to the Board of Directors that the section titled “Executive Compensation” be included in this Proxy Statement.

AAC Holdings, Inc.
Compensation Committee

Jerry D. Bostelman (Chairman)
Lucius E. Burch, III
W. Larry Cash
Darrell S. Freeman, Sr.
David C. Kloeppel

PROPOSAL 2: RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee of the Board of Directors has appointed BDO USA, LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2018. Representatives of BDO USA, LLP are expected to be present at the Annual Meeting and will have an opportunity to make a statement if they desire and will be available to respond to appropriate questions. Although ratification is not required by our Bylaws or otherwise, our Board of Directors is submitting the selection of BDO USA, LLP to our stockholders for ratification as a matter of good corporate practice.

Fees Paid to BDO USA, LLP

The following table presents fees for professional services rendered by BDO USA, LLP for the audit of our annual financial statements for the fiscal years ended December 31, 2017 and 2016, and fees incurred for other services rendered by BDO USA, LLP for such years:

	Fiscal 2017	Fiscal 2016
Audit Fees(1)	$457,129	$764,271
Audit-Related Fees(2)	21,207	42,092
Tax Fees(3)	284,940	99,473
All Other Fees	—	—

Total Fees	$763,276	$905,836

(1)	Consist primarily of fees billed for the audit of our annual financial statements and the review of our quarterly financial statements and services provided in connection with registration statements and periodic reports filed with the SEC.
(2)	Consist primarily of fees billed for the audit of our employee benefit plan and due diligence procedures.
(3)	Consist primarily of fees billed for tax compliance services and other tax planning and tax advice services.

Pre-Approval Policy

The charter of the Audit Committee provides that the Audit Committee is responsible for the appointment, compensation and oversight of our independent auditor and must pre-approve all audit and non-audit services to be provided by our independent auditor, other than certain de minimus non-audit services. The Audit Committee has adopted a policy pursuant to which it pre-approves 100% of the services to be provided by and fees to be paid to our independent auditor. For 2017, all services provided by BDO USA, LLP were pre-approved by the Audit Committee. All non-audit services were reviewed by the Audit Committee, and the Audit Committee concluded that the provision of such services by BDO USA, LLP was compatible with the maintenance of that firm’s independence in the conduct of its auditing functions.

Vote Required; Recommendation

Ratification of the appointment of BDO USA, LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2018 requires the affirmative vote of a majority of the shares of Common Stock present, in person or represented by a proxy, and entitled to vote at the Annual Meeting. You may vote “FOR” or “AGAINST” this proposal or may “ABSTAIN” from voting for this proposal. Abstentions will be treated as present at the meeting for purposes of establishing a quorum for the meeting and for purposes of the vote on such matter. Abstentions will have the same effect as a vote against Proposal 2. The Audit Committee will consider a vote against BDO USA, LLP by the stockholders in selecting our independent registered public accounting firm in the future.

The ratification of the appointment of BDO USA, LLP is a routine matter and may be voted upon by banks, brokerage firms or other nominees without instruction from the beneficial owner of such shares. Consequently, proxies submitted by banks, brokerage firms or other nominees for shares beneficially owned by other persons may, in the absence of specific instructions from such beneficial owners, vote the shares for or against the ratification of the appointment of BDO USA, LLP at the discretion of the bank, brokerage firm or other nominee.

Unless a proxy specifies otherwise, the persons named in the proxy will vote the shares covered thereby FOR the ratification of BDO USA, LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2018.

The Audit Committee and the Board of Directors recommend that the stockholders vote FOR ratification of the appointment of BDO USA, LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2018.

AUDIT COMMITTEE REPORT

The Audit Committee of the Board is responsible for providing independent, objective oversight of the Company’s accounting functions and internal controls and processes for monitoring compliance with laws and regulations. The Audit Committee is composed of “independent directors,” as defined in the NYSE listing standards (and who satisfy the heightened independence criteria applicable to members of the Audit Committee under SEC and NYSE rules), and acts under a written charter in compliance with the Sarbanes-Oxley Act of 2002 and other regulations adopted by the SEC and NYSE.

Audit Committee Disclosures

With respect to the fiscal year ended December 31, 2017, the Audit Committee hereby reports as follows:

1.	The Audit Committee has reviewed and discussed the audited financial statements with the Company’s management.

2.	The Audit Committee has discussed with its independent registered public accounting firm, BDO USA, LLP, the matters required to be discussed by Public Company Accounting Oversight Board Auditing Standard No. 1301, “Communications with Audit Committees.”

3.	The Audit Committee has received the written disclosures and the letter from the independent registered public accounting firm required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent registered public accounting firm’s communications with the Audit Committee concerning independence and has discussed with the independent registered public accounting firm the independent registered public accounting firm’s independence. In addition, the Audit Committee has discussed and considered whether the provision of non-audit services by the Company’s principal auditor, as described above, is compatible with maintaining auditor independence.

4.	Based on the review and discussion referred to in paragraphs (1) through (3) above, the Audit Committee recommended to the Company’s Board of Directors the inclusion of the audited financial statements in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2017, for filing with the SEC.

AAC Holdings, Inc.
Audit Committee

W. Larry Cash (Chairman)
Darrell S. Freeman, Sr.
David C. Kloeppel
Richard E. Ragsdale

CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS

Related Party Transaction Policy

Our Articles of Incorporation and our Bylaws do not restrict any of our directors, officers, stockholders or affiliates from having a pecuniary interest in an investment or transaction that we have an interest in or from conducting, for their own account, business activities of the type we conduct. However, our Board of Directors recognizes that transactions or relationships between us and our subsidiaries and our directors, executive officers, immediate family members of our executive officers and directors and greater than 5% beneficial owners of our Common Stock may present a heightened risk of conflicts of interest or the perception thereof. As a result, the Board of Directors has adopted a written Related Party Transaction Policy (the “Policy”) to ensure that all related party transactions shall be subject to approval or ratification in accordance with the procedures set forth in the Policy.

Prior to the entry of any potential related party transaction, such transaction, arrangement or relationship, together with a summary of all material information concerning such transaction, arrangement or relationship, shall be reported to our Chief Legal Officer and General Counsel for evaluation. If our Chief Legal Officer and General Counsel determines that the transaction is a related party transaction and is not subject to the exceptions described in the Policy, the Chief Legal Officer and General Counsel will submit the transaction to the Audit Committee for consideration. In the event our Chief Executive Officer, President, Chief Financial Officer or Chief Legal Officer and General Counsel becomes aware of a related party transaction that has not been previously approved or ratified, the transaction will promptly be submitted to the Audit Committee or its chair, which will evaluate all available options, including ratification, amendment or termination of the transaction. In determining whether to approve or ratify a related party transaction, the Audit Committee will take into account, among other factors it deems appropriate, whether the related party transaction is on terms no less favorable than terms generally available to an unaffiliated third party under the same or similar circumstances and the extent of the related party’s interest in the transaction. The Audit Committee will annually review each new or continuing related party transaction to determine if we should enter into or continue such related party transaction. Despite the existence and application of the Policy, we cannot assure you that the Policy or provisions of law will always be successful in eliminating the influence of conflicts of interest (whether actual or perceived), and if they are not successful, decisions could be made that might fail to reflect fully the interests of all stockholders.

Related Party Transactions

AdCare Transaction

On September 13, 2017, we and our wholly owned subsidiary entered into a Securities Purchase Agreement (the “Purchase Agreement”), with AdCare and AdCare Holding Trust, a Massachusetts business trust (the “AdCare Trust”). Mr. Hillis, a nominee for director, is a trustee of AdCare Trust, a former director and officer of AdCare and is the sole designee of the Escrowed Shares (as defined below). See “Security Ownership of Certain Beneficial Owners and Management.” Patrice Muchowski, Mr. Hillis’ wife, and Jeffrey W. Hillis and David W. Hillis, Jr., Mr. Hillis’ sons, are also trustees of AdCare Trust and, except for the Escrowed Shares, received the consideration described below in connection with the acquisition of AdCare.

On March 1, 2018, we and our subsidiary completed the acquisition of AdCare and its subsidiaries for aggregate consideration of $85.0 million, subject to adjustments as set forth in the Purchase Agreement, comprised of (i) approximately $67.5 million in cash, excluding expenses and other adjustments, (ii) approximately $4.8 million in shares of our common stock (or 562,051 shares at an average closing stock price of $8.57) (the “Escrowed Shares”), (iii) a promissory note in the aggregate principal amount of approximately $9.6 million (the “Promissory Note”), and (iv) contingent consideration of up to $3.1 million based on a specified adjusted EBITDA target over the 12 months following closing. The amount outstanding under the Promissory Note at April 13, 2018 was $9.6 million. Interest due under the Promissory Note begins accruing on April 30, 2018.

Airplane Lease

AMC, Inc. (“AMC”), an entity beneficially owned by Mr. Cartwright, our Chairman and Chief Executive Officer, owns an airplane that the Company uses for business purposes in the course of its operations pursuant to a written lease agreement. We pay AMC an hourly rate for use of the airplane as well as fuel and certain maintenance costs. During 2017, we made aggregate payments of approximately $1.0 million to AMC.

Employment

Michael Stetar, the brother-in-law of Mr. Menz, our co-founder and former employee, former President and former member of the Board of Directors, serves as our Chief Technology Officer. Mr. Stetar earned compensation (including stock-based compensation) of $417,648 in 2017.

Beth Stetar, the sister of Mr. Menz, is an employee and currently oversees our call center. Ms. Stetar earned compensation (including stock-based compensation) of $142,381 in 2017.

Following the acquisition of Clinical Revenue Management Services, LLC (“CRMS”), which provides client billing and collection services to AAC, Tina F. Cartwright has served as the Chief Executive Officer of CRMS. Ms. Cartwright is the spouse of Mr. Cartwright, our Chairman and Chief Executive Officer. Ms. Cartwright earned compensation (including stock-based compensation) of $417,648 in 2017.

Elizabeth Blackburn, the wife of Mr. Blackburn, served as our Director of Community Relations until her separation from the Company, effective as of December 31, 2017. Ms. Blackburn earned compensation (including $250,000 as a severance payment and stock-based compensation) of $496,296 in 2017.

GENERAL INFORMATION

Stockholder Proposals for 2019 Annual Meeting

The 2019 annual meeting of stockholders is expected to be held on or about May 15, 2019, although this date may change. Pursuant to Rule 14a-8 under the Exchange Act, proper stockholder proposals intended to be presented at our 2019 annual meeting of stockholders must be received by us at our principal executive offices at 200 Powell Place, Brentwood, Tennessee 37027 no later than the close of business on December 17, 2018 for the proposals to be included in the Proxy Statement and form of proxy card for that meeting.

If a stockholder desires to bring a matter before our annual meeting of stockholders and the matter is submitted outside the process of Rule 14a-8, including with respect to nominations for election as directors, the stockholder must follow the procedures set forth in our Bylaws. Our Bylaws provide generally that stockholder proposals and director nominations to be considered at an annual meeting of stockholders may be made by a stockholder only if (1) the stockholder is a stockholder of record at the time the stockholder gives notice and is entitled to vote at the meeting, and (2) the stockholder gives timely written notice of the matter to our corporate secretary. For a stockholder proposal to be considered timely, a stockholder’s notice must be received at our principal executive offices not less than 90 days nor more than 120 days prior to the first anniversary of the preceding year’s annual meeting of stockholders (i.e., not earlier than January 15, 2019 and not later than February 14, 2019); provided, however, that in the event our annual meeting is more than 30 days before or after the date of the first anniversary of the preceding year’s annual meeting of stockholders, then to be timely such notice must be received not earlier than the close of business on the 90th day prior to such annual meeting and not later than the close of business on the later of the 60th day prior to such annual meeting or the 10th day following the day on which public announcement of the date of such meeting is first made by the Company. The notice must set forth the information required by the provisions of our Bylaws dealing with stockholder proposals and nominations of directors.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934, or the Exchange Act, requires our directors, executive officers and certain beneficial owners of more than 10% of our common stock, to file with the SEC initial reports of ownership and reports of changes in ownership of our common stock and furnish us with copies of all forms filed.

To our knowledge, based solely on a review of the copies of such reports furnished to us and representations that no other reports were required, during the past fiscal year all Section 16(a) filing requirements applicable to our directors and executive officers were completed on a timely basis, except for the Forms 4 filed on January 4, 2017, for transactions on December 31, 2016, which were due on January 3, 2017, on behalf of Michael T. Cartwright, Andrew W. McWilliams and Kathryn Phillips, and for the Form 4 filed on October 3, 2017, for transactions on March 31, 2016, June 30, 2016, September 30, 2016, December 31, 2016, March 31, 2017 and June 30, 2017, which were due on April 1, 2016, July 1, 2016, October 4, 2016, January 3, 2017, April 4, 2017 and July 5, 2017, respectively, on behalf of Tina F. Cartwright, as AAC inadvertently failed to timely file the Forms 4 on their behalf.

Annual Report to Stockholders and Annual Report on Form 10-K

A copy of this Proxy Statement and our 2017 Annual Report to Stockholders has been posted on the website proxyvote.com. Our Annual Report to Stockholders is not proxy soliciting material.

Our Annual Report on Form 10-K for the year ended December 31, 2017, as filed with the SEC, including the consolidated financial statements is being mailed along with this Proxy Statement. Our Annual Report on Form 10-K for the year ended December 31, 2017, including all exhibits may be obtained from our website, www.americanaddictioncenters.org, under the caption “About Us” by clicking on “Investor Relations” and then clicking “SEC Filings” or received free of charge by writing to AAC, 200 Powell Place, Brentwood, Tennessee 37207.

Delivery of Proxy Materials to Stockholders Sharing an Address

The SEC has adopted a rule concerning the delivery of annual reports and proxy statements. It permits us, with your permission, to send a single set of these proxy materials to any household at which two or more stockholders reside if we believe they are members of the same family. This rule is called “householding” and its purpose is to help reduce printing and mailing costs of proxy materials. To date, the Company has not instituted this procedure with respect to registered holders of its Common Stock, but may do so in the future.

A number of brokerage firms have instituted householding. If you and members of your household have multiple accounts holding shares of Common Stock, you may have received a householding notification from your broker. Please contact your broker directly if you have questions, require additional copies of this Proxy Statement, the 2017 Annual Report to Stockholders or other proxy materials or wish to revoke your decision to household. These options are available to you at any time.

Cost of Proxy Solicitation

We will bear the cost of printing, mailing and other expenses in connection with this solicitation of proxies and will also reimburse brokers and other persons holding shares of Common Stock in their names or in the names of nominees for their expenses in forwarding the proxy materials to the beneficial owners of such shares. Certain of our directors, officers and employees may, without any additional compensation, solicit proxies in person, by telephone or by other means of communication.

THE BOARD HOPES THAT STOCKHOLDERS WILL ATTEND THE ANNUAL MEETING IN PERSON. REGARDLESS OF WHETHER YOU PLAN TO ATTEND THE ANNUAL MEETING, YOU ARE URGED TO VOTE EITHER IN PERSON OR VIA THE INTERNET, BY TELEPHONE, OR BY COMPLETING, SIGNING, DATING AND RETURNING THE ENCLOSED PROXY CARD AS SOON AS POSSIBLE TO ENSURE THAT YOUR SHARES ARE REPRESENTED AT THE MEETING.

Investor Address Line 1 Investor Address Line 2 Investor Address Line 3 Investor Address Line 4 Investor Address Line 5 John Sample 1234 ANYWHERE STREET ANY CITY, ON A1A 1A1 VOTE BY INTERNET - www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 P.M. ET on 05/14/2018. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 P.M. ET on 05/14/2018. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. The Board of Directors recommends you vote FOR the following: For Withhold For All All All Except 1. Election of Directors 01 Michael J. Blackburn 02 Jerry D. Bostelman 03 Lucius E. Burch, III 04 Michael T. Cartwright 05 W. Larry Cash 06 Darrell S. Freeman, Sr. 07 David W. Hillis, Sr. 08 David C. Kloeppel The Board of Directors recommends you vote FOR the following: 2. Proposal to ratify the appointment of BDO USA, LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2018. NOTE: In their discretion, the proxies are authorized to vote upon any other business that may properly come before the meeting or any postponement or adjournment thereof. For Against Abstain Please sign exactly as your name(s) appear(s) hereon. When signing as an attorney, executor, administrator or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnerships, please sign in full corporate or partnership name by authorized officer. SHARES CUSIP # SEQUENCE # AAC HOLDINGS, INC. 200 POWELL PLACE BRENTWOOD TN 37027 0000365408_1 R1.0.1.17 Investor Address Line 1 Investor Address Line 2 Investor Address Line 3 Investor Address Line 4 Investor Address Line 5 John Sample 1234 ANYWHERE STREET ANY CITY, ON A1A 1A1 Date Signature [PLEASE SIGN WITHIN BOX] Signature (Joint Owners) Date 02 0000000000 NAME THE COMPANY NAME INC. - COMMON THE COMPANY NAME INC. - CLASS A THE COMPANY NAME INC. - CLASS B THE COMPANY NAME INC. - CLASS C THE COMPANY NAME INC. - CLASS D THE COMPANY NAME INC. - CLASS E THE COMPANY NAME INC. - CLASS F THE COMPANY NAME INC. - 401 K CONTROL # SHARES 123,456,789,012.12345 123,456,789,012.12345 123,456,789,012.12345 123,456,789,012.12345 123,456,789,012.12345 123,456,789,012.12345 123,456,789,012.12345 123,456,789,012.12345 PAGE 1 OF 2 1 OF 2 1 1 Nominees To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the numbers(s) of the nominee(s) on the line below.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice & Proxy Statement, Form 10-K is/are available at www.proxyvote.com AAC HOLDINGS, INC. Annual Meeting of Stockholders May 15, 2018 2:00 PM This proxy is solicited by the Board of Directors The stockholder(s) hereby appoint(s) Michael T. Cartwright and Kathryn Sevier Phillips, or either of them, as proxies, each with the power to appoint his or her substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of AAC HOLDINGS, INC. that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 2:00 PM, CDT on May 15, 2018, at 200 Powell Place, Brentwood, TN 37027, and any adjournment or postponement thereof. This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors’ recommendations. Continued and to be signed on reverse side 0000365408_1 R1.0.1.17